Exhibit 1.1

EXECUTION VERSION

$300,000,000

World Acceptance Corporation

7.000% Senior Notes due 2026

PURCHASE AGREEMENT

Dated:  September 22, 2021

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TABLE OF CONTENTS
(continued)

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Section 23.	Recognition of U.S. Special Resolution Regimes	36
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SCHEDULES
Schedule A – Initial Purchasers
Schedule B – Guarantors
Schedule C – Subsidiaries of the Company
Schedule D – Form of Pricing Term Sheet
Schedule E – Amendments; Issuer Free Writing Documents

$300,000,000

World Acceptance Corporation

7.000% Senior Notes due 2026

PURCHASE AGREEMENT

September 22, 2021

Wells Fargo Securities, LLC
As Representative of the several Initial Purchasers
c/o Wells Fargo Securities, LLC
550 S. Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

World Acceptance Corporation, a South Carolina corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Initial Purchasers named on Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $300,000,000 in aggregate principal amount of the Company’s 7.000% Senior Notes due 2026 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined herein) (the “Indenture”) among the Company, the Guarantors referred to below, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The Company’s obligations under the Securities, including the due and punctual payment of principal and interest thereon, will be irrevocably and unconditionally guaranteed, jointly and severally, on an unsecured senior basis (the “Guarantees”) by the guarantors named on Schedule B hereto (together, the “Guarantors”).  As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.  Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act.  The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 21, 2021 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule D (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated September 22, 2021 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities.  The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the Pricing Term Sheet and any of the documents listed on Schedule E(1) hereto are collectively referred to as the “General Disclosure Package.”  The Company and the Guarantors hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, on or prior to the date of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be, and are incorporated by reference therein.  Any reference to the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date and are incorporated by reference therein.  All documents filed under the 1934 Act and so deemed to be included in the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the 1933 Act (“QIBs”), and (ii) non-U.S. persons in compliance with Regulation S under the 1933 Act (“Regulation S”).  Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

Section 1.        Representations and Warranties.

(a)          Representations and Warranties by the Company and the Guarantors.  The Company and each Guarantor, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof, as of the Applicable Time, and as of the Closing Date referred to in Section 2(b) hereof, and agree with each Initial Purchaser, as follows:

(1)
Rule 144A Information.  Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information required by Rule 144A(d)(4) under the 1933 Act.

(2)
No Stop Orders. The Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending.

(3)
No Material Misstatement or Omission.  (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of the date thereof, did not, and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document set forth on Schedule E, when taken together with the General Disclosure Package, as of the Applicable Time, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4)
Exchange Act Reports.  The Exchange Act Reports incorporated by reference in the General Disclosure Package or the Offering Memorandum, at the respective times they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)	Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the 1934 Act.

(6)
Independent Accountants.  RSM US LLP is an independent registered public accounting firm with respect to the Company and its Subsidiaries  as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the rules and regulations applicable to such firm of the American Institute of Certified Public Accountants.

(7)
Financial Statements.  The consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules (if any) and notes thereto, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified.  All of such financial statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable.  The supporting schedules to such financial statements, if any, included or incorporated by reference in the General Disclosure Package and the Offering Memorandum present fairly in all material respects the information required to be stated therein.  The information in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Summary Historical Consolidated Financial and Other Data” and “Selected Historical Consolidated Financial and Other Data” presents fairly in all material respects the information shown therein and has been prepared on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum.  The other financial information included in each of the General Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(8)
No Material Adverse Change in Business.  Since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9)
Good Standing of the Company, the Guarantors and Subsidiaries.  Each of the Company, the Guarantors and their respective subsidiaries has been duly organized or incorporated, as the case may be, and is validly existing and in good standing under the laws of the state of its jurisdiction of organization or incorporation, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents.  Each of the Company, the Guarantors and their respective subsidiaries is duly qualified to transact business and is in good standing in the state of its principal place of business and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(10)
Ownership of Subsidiaries.  All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each subsidiary of the Company that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien, except as disclosed in the General Disclosure Package or the Offering Memorandum.  None of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto and Schedule C accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(11)
Capitalization.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.  As of June 30, 2021 on a consolidated basis, the Company has a capitalization as set forth under the column “Actual” in the Offering Memorandum under the caption “Capitalization,” and after giving effect to the issuance and sale of the Securities pursuant hereto and the use of the net proceeds therefrom in the manner set forth in the Offering Memorandum, the Company would have a capitalization as set forth under the column “As Adjusted” in the Offering Memorandum under the caption “Capitalization.”

(12)
No Other Securities of Same Class. When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(13)
No Registration.  No registration under the 1933 Act of the Securities and the Guarantees, and no qualification of the Indenture under the 1939 Act with respect thereto, is required for the sale of the Securities and the Guarantees to you as contemplated hereby or for the initial resale of Securities by you to the Eligible Purchasers, assuming the accuracy of the Initial Purchasers’ representations in this Agreement.

(14)
No General Solicitation.  No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was or will be used by the Company or any of its affiliates or any of its representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities.

(15)
Regulation S Compliance.  The Company is a Category 2 issuer for purposes of Regulation S.  No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Company and its subsidiaries or any of their representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) with respect to Securities sold in reliance on Regulation S, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(16)
No Integration.  Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(17)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(18)	Full Power. The Company and each Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(19)
The Indenture.  The Indenture has been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(20)
The Securities.  The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(21)
The Guarantees.  The Guarantees have been duly authorized and, at the Closing Date, the Indenture (which includes the Guarantees) will have been duly executed by the Guarantors.  When the Securities are delivered against payment therefor as provided in this Agreement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(22)
Credit Agreement Amendment.  On the Closing Date, the Credit Agreement Amendment will have been duly authorized, executed and delivered by each of the parties thereto, and will constitute a valid and legally binding agreement of each of the parties thereto, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(23)
Description of the Securities and Agreements.  The Securities, the Guarantees, the Credit Agreement Amendment and the Indenture do and will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Offering Memorandum.

(24)
Absence of Defaults and Conflicts; Use of Proceeds.  Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations or (iii) in breach or default (or with or without the giving of notice or the passage of time or both, would be in breach or default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Documents, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and compliance by the Company and the Guarantors with their obligations thereunder will not (i) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach or violation of the provisions of any Company Document, (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its or their respective assets, properties or operations, (iv) result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries or (v) result in a Repayment Event, except in the case of clauses (ii), (iii), (iv) or (v) for such violations, breaches, defaults, Liens or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum.

(25)
Transactions with Related Persons.  No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K exists, including between or among the Company and its subsidiaries, on the one hand, and the directors, officers, affiliates, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that has not been described in the General Disclosure Package and the Offering Memorandum.

(26)
Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent, and neither the Company nor any of its subsidiaries are aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(27)
Absence of Proceedings.  Except as otherwise disclosed in the General Disclosure Package or the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or its subsidiaries, threatened, against or affecting the Company or any of its subsidiaries (other than as disclosed in the General Disclosure Package or the Offering Memorandum), which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company or the Guarantors of their obligations under the Transaction Documents.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package or the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(28)
Description of Legal Matters.  The statements made in the General Disclosure Package and the Offering Memorandum under the captions “Certain U.S. Federal Income Tax Consequences”, “Business—Government Regulation” and “Business—Legal Proceedings”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(29)
Solvency.  On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of  the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay or refinance its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose or have any plans to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(30)
Possession of Intellectual Property.  The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the General Disclosure Package or the Offering Memorandum or that is reasonably necessary for the conduct of their respective businesses as currently conducted.  Except as otherwise disclosed in the General Disclosure Package or the Offering Memorandum, neither the Company nor any of its subsidiaries has received any written notice or written claim of any infringement of or conflict with rights of others with respect to any Intellectual Property, other than any claims that, if successful, would not, individually or in the aggregate, result in a Material Adverse Effect.  There is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary of the Company infringes or otherwise violates, any Intellectual Property of others, other than any actions, suits, proceedings or claims that, if successful, would not, individually or in the aggregate, result in a Material Adverse Effect.  No event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any agreement with the Company or its subsidiaries pursuant to which any Intellectual Property has been licensed to the Company and its subsidiaries, which termination or terminations would, individually or in the aggregate, result in a Material Adverse Effect.

(31)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery or performance by the Company or the Guarantors of their obligations under the Transaction Documents, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, except such as have been obtained or made or will be obtained or made by the Closing Date by the Company and its subsidiaries; provided, that no representation is made as to such as may be required under state or foreign securities laws.

(32)
Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business as described in the General Disclosure Package and the Offering Memorandum (collectively, “Governmental Licenses”).  All such Governmental Licenses are valid and in full force and effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such failure to be valid or to be in compliance therewith or the effect of any such revocation or modification would not, individually or in the aggregate, result in a Material Adverse Effect.

(33)
Title to Property.  The Company and each of its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good and marketable title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the General Disclosure Package and the Offering Memorandum or (b) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made of such property by the Company or any of its subsidiaries.  All real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made of such real property, buildings or other improvements, and all equipment and other property by the Company and its subsidiaries.  Neither the Company nor any of its subsidiaries has received written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises or the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Company, or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(34)
Investment Company Act.  Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Offering Memorandum under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(35)
Environmental Laws.  Except as described in the General Disclosure Package and the Offering Memorandum and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) neither the Company nor any of its subsidiaries is subject to any order, judgment or consent decree, and, there are no pending or, to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings, in each case relating to any Environmental Law, against the Company or any of its subsidiaries, and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order to pay penalties or otherwise for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company and any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(36)
Tax Returns.  The Company and its subsidiaries have filed all necessary foreign, federal, state, local and franchise tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and, except as disclosed in the General Disclosure Package or the Offering Memorandum, have paid all taxes required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(37)
Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(38)
Accounting and Disclosure Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Offering Memorandum, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, (1) there has not been, (i) any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (ii) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has no unremediated material weaknesses in internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act).  Such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company in the reports that it is required to file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited consolidated financial statements included in the General Disclosure Package and the Offering Memorandum or at any time subsequent thereto.

(39)
Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(40)
Margin Requirements.  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(41)
Absence of Manipulation.  None of the Company nor any of its subsidiaries has taken, directly or indirectly, any action that is designed to or that has constituted or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(42)
Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(43)
No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company or any of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee; (iii) a violation by any such person of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  For the past five years, the Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, its and their other affiliates have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws (including, without limitation, the FCPA and the Bribery Act 2010 of the United Kingdom) and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to promote and ensure, continued compliance therewith.

(44)
Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(45)
Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any employees, agents, affiliates, or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, or any orders or licenses issued under any of the foregoing (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria (each, a “Sanctioned Country”)).  The Company will not, directly or indirectly, use any of the proceeds of the offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of any Sanctions. For the past five years, none of the Company or any of its subsidiaries has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(46)
ERISA Compliance. Each of the Company, its subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each Pension Plan (as hereinafter defined), subject to Section 302 of ERISA, which the Company, its subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last six years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  None of the following events has occurred or exists: (i) any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course); (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees, consultants or contractors by the Company or any of its subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees, consultants or contractors by the Company or any of its subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB Accounting Standards Codification 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  “Pension Plan” means a plan (within the meaning of Section 3(2) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.  “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(47)
No Restrictions on Dividends.  No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the General Disclosure Package and the Offering Memorandum.

(48)
Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Initial Purchasers in connection with the sale of the Securities pursuant to this Agreement.

(49)
Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included in the General Disclosure Package or the Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(50)
Cyber Security; Data Protection. The Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and its subsidiaries are presently in material compliance with all applicable laws relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b)            Certificates.  Any certificate signed by any officer of the Company, or any of its subsidiaries (whether signed on behalf of such officer, the Company, or such subsidiary) and delivered to the Representative shall be deemed a representation and warranty by the Company or such Guarantor (and not individually by such officer) to each Initial Purchaser as to the matters covered thereby.

Section 2.            Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell

(a)            The Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and each of the Guarantors, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.75% of the principal amount thereof.

(b)            Payment.  Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on September 27, 2021 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them.  It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Wells Fargo, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c)            Delivery of Securities.  The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable.  Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d)            Representations of the Initial Purchasers.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company and the Guarantors that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, that such Initial Purchaser: (i) is a QIB; (ii) in connection with the Exempt Resales, will sell the Securities only to the Eligible Purchasers; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act or general solicitation or general advertising within the meaning of Regulation D, in each case, in connection with the offering of the Securities.  The Initial Purchasers have advised the Company that they will resell the Securities to Eligible Purchasers at a price initially equal to 100.00% of the principal amount thereof, plus accrued interest, if any, from September 27, 2021.  Consistent with the disclosure under the caption “Plan of Distribution” in the Offering Memorandum, such price may be changed by the Initial Purchasers at any time without notice.  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

Section 3.            Covenants of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a)            Securities Law Compliance.  The Company will (i) advise the Representative promptly after obtaining knowledge (and, if requested by the Representative, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)            Amendments.  The Company will give the Representative notice of its intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.  The Company will give the Representative notice of its intention to make any such filing from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.

(c)            Delivery of Disclosure Documents to the Representative.  The Company will deliver to the Representative and counsel for the Initial Purchasers, within one day of the date hereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d)            Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request.  If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations,  the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof, distribute such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request.

(e)            Use of Offering Materials.  The Company and each of the Guarantors consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f)            “Blue Sky” and Other Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Representative, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate other than U.S. federal securities laws and to maintain such qualifications and exemptions in effect for so long as reasonably required for the distribution of the Securities by the Initial Purchasers to Eligible Purchasers; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as reasonably required for the distribution of the Securities by the Initial Purchasers to Eligible Purchasers.

(g)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under “Use of Proceeds.”

(h)            Restriction on Sale of Securities. From and including the date of this Agreement through and including the 90th day after the date of this Agreement, the Company and the Guarantors will not, without the prior written consent of Wells Fargo, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company or any Guarantor (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company.

(i)            Rule 144A Information.  So long as any of the Securities are outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the 1934 Act, the Company and the Guarantors will, furnish at their expense upon request to the Representative, and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j)            Pricing Term Sheet.  The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Schedule D and otherwise in form and substance reasonably satisfactory to the Representative.  The Company will furnish the Representative with such number of copies of the Pricing Term Sheet as requested by the Representative.

(k)            Preparation of the Offering Memorandum.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representative and the Company may deem appropriate.

(l)            DTC.  The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m)          No Stabilization.  The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(n)            No Affiliate Resales.  During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the 1933 Act, as the same may be in effect from time to time), the Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o)            No General Solicitation.  In connection with any offer or sale of the Securities, the Company and the Guarantors will not engage in, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any person acting on their behalf, as to whom the Company and the Guarantors make no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) or any public offering within the meaning of Section 4(a)(2) of the 1933 Act in connection with any offer or sale of the Securities and/or (ii) in any directed selling effort with respect to the Securities within the meaning of Regulation S under the 1933 Act, and to comply with the offering restrictions requirement of Regulation S of the 1933 Act.

(p)            No Integration.  The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or to the Eligible Purchasers of the Securities.

(q)            Transaction Documents.  The Company and the Guarantors will do and perform all things required or necessary to be done and performed under the Transaction Documents by them prior to the Closing Date.

Section 4.            Payment of Expenses.

(a)            Expenses.  The Company and the Guarantors, jointly and severally, will pay all expenses incurred in connection with the performance of their respective obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, and any Issuer Free Writing Documents and each amendment or supplement to any of the foregoing (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Initial Purchasers of each of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto and the reasonable fees and disbursements of special Canadian counsel for the Initial Purchasers in connection with the preparation of a Canadian “wrapper”, (vi) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (viii) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (ix) all travel expenses (including expenses related to chartered aircraft) of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show in connection with the offering of the Securities or any similar investor presentations with respect to the Company and (x) the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Initial Purchasers.  Except as provided in this Section 4 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(b)            Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 (other than a failure solely with respect to Section 5(e)), Section 9(a)(i), Section 9(a)(iii)(A), Section 9(a)(v) or Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, incurred in connection with the services to be rendered hereunder.

Section 5.            Conditions of Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers hereunder are subject to the accuracy, on the date hereof and at the Closing Date, of the representations and warranties of the Company and the Guarantors contained in this Agreement, or in certificates signed by any officer of the Company, any Guarantor or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representative or counsel for the Initial Purchasers, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)            Opinions of Counsel for the Company and the Guarantors.  At the Closing Date, the Representative shall have received (i) the favorable opinion and negative assurance letter, dated as of the Closing Date, of Alston & Bird LLP, counsel for the Company and certain of the Guarantors, the form of which is attached as Exhibit A-1 hereto; (ii) the favorable opinion, dated as of the Closing Date, of Nelson Mullins Riley & Scarborough LLP, counsel for the Company and certain of the Guarantors, the form of which is attached as Exhibit A-2 hereto; and (iii) the favorable opinion, dated as of the Closing Date, of Hudson Cook, LLP, regulatory counsel for the Company and the Guarantors, in form and substance satisfactory to the Representative.

(b)            Opinions of Local Counsel.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of (i) Husch Blackwell LLP, counsel for the Guarantors incorporated in Missouri and Illinois, the form of which is attached as Exhibit B-1 hereto; and (ii) Bradley Arant Boult Cummings LLP, counsel for the Guarantor incorporated in Alabama and for the limited liability company Guarantor organized in Kentucky, the form of which is attached as Exhibit B-2 hereto.

(c)            Opinion of General Counsel for the Company. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of the General Counsel for the Company, in form and substance satisfactory to the Representative.

(d)            Opinion of Counsel for Initial Purchasers.  At the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter, dated as of the Closing Date, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to the Securities to be sold by the Company pursuant to this Agreement, the Indenture, the General Disclosure Package and the Offering Memorandum, and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(e)            No Material Adverse Effect.  At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect that could be expected to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum.

(f)            Officers’ Certificate.  At the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company and each Guarantor by the President or the Chief Executive Officer of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect that (i)  since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no Material Adverse Effect, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date)) and (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(g)            Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representative shall have received a certificate, signed by the Chief Financial Officer of the Company, dated as of the date of this Agreement or the Closing Date, as applicable, in substantially the form set forth in Exhibit C hereto.

(h)            General Counsel Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representative shall have received a certificate, signed by the General Counsel of the Company, dated as of the date of this Agreement or the Closing Date, as applicable, in substantially the form set forth in Exhibit D hereto.

(i)            Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from RSM US LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(j)            Bring-down Comfort Letter.  At the Closing Date, the Representative shall have received from RSM US LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in its letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(k)            No Downgrade.  There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(l)            DTC Eligibility. The Securities shall be eligible for clearance and settlement through DTC.

(m)          Transaction Documents.  The Company, the Guarantors and the other parties thereto shall have executed and delivered each of the Transaction Documents, and the Initial Purchasers shall have received executed counterparts thereof, duly executed by the Company and the Guarantors.

(n)           Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o)           Credit Agreement Amendment.  Concurrently with or prior to the Closing Date, the Credit Agreement Amendment shall have become effective on the terms described in the General Disclosure Package and the Offering Memorandum.

(p)            Additional Documents.  At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(q)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

Section 6.            Indemnification.

(a)            Indemnification by the Company and the Guarantors.  The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and

(iii)
against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about any Initial Purchaser furnished to the Company or any Guarantor by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)            Indemnification by the Initial Purchasers.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their affiliates, and their officers, directors, employees, agents, partners and members and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company or any Guarantor by such Initial Purchaser through the Representative expressly for use therein.  The Company and the Guarantors hereby acknowledge and agree that the information furnished to the Company and any Guarantor by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum:  (i) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the ninth paragraph under such caption (but only insofar as such information concerns the Initial Purchasers) and (ii) the information regarding market making by the Initial Purchasers appearing in the fourth and fifth sentences of the seventh paragraph under such caption.

(c)            Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6.  Counsel to the indemnified parties shall be selected as follows:  counsel to the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Company, the Guarantors and the other indemnified parties referred to in Section 6(b) above shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel (i) in connection with an indemnification claim under Section 6(a), for the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above and (ii) and connection with an indemnification claim under Section 6(b), for the Company and the other indemnified parties referred to in Section 6(b) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 75 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each affiliate, officer, director, employee, partner and member of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8.            Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, whether applicable to the Company, the Guarantors, the Representative or the Initial Purchasers, or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company, or such subsidiary) and delivered to the Representative or counsel to the Initial Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of their officers, directors, employees, partners, members or agents or any person controlling any Initial Purchaser, or by or on behalf of the Company, any Guarantor, any officer, director or employee of the Company or any Guarantor or any person controlling the Company, any Guarantor, and shall survive delivery of and payment for the Securities.

Section 9.            Termination of Agreement.

(a)            Termination; General.  The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time on or prior to the Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Offering Memorandum or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, (B) if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any Guarantor, any preferred stock of the Company or any Guarantor or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any Guarantor or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any Guarantor or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(b)            Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

Section 10.            Default by One or More of the Initial Purchasers.  (a) If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (any such Initial Purchaser, a “Defaulting Initial Purchaser” and the Securities which such Defaulting Initial Purchasers have failed to purchase hereunder, the “Defaulted Securities”), the Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 48‑hour period, then:

(i)
if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii)	if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any Defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements.  As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

Section 11.            Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone).  Notices to the Initial Purchasers shall be directed to the Representative at Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Email: IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com, Fax: (704) 410-4874, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, Attention: William V. Fogg and Michael E. Mariani, Email: wfogg@cravath.com and mmariani@cravath.com, Fax: (212) 474-3700 (with such electronic mail or fax to be confirmed by telephone to (212) 474-1131 or (212) 474-1007); and notices to the Company or any Guarantor shall be directed to it at World Acceptance Corporation, 108 Frederick Street, Greenville, South Carolina 29607, Attention: SVP, General Counsel, Email: luke.umstetter@worldacceptance.com, Fax: (864) 298-9810 (with such electronic mail or fax to be confirmed by telephone to (864) 298-9800), with a copy to Alston & Bird LLP, 950 F Street, Washington, D.C., 20004, Attention: David A. Brown and Julie A. Mediamolle Email: dave.brown@alston.com and julie.mediamolle@alston.com, Fax: (202) 654-4902 (with such electronic mail or fax to be confirmed by telephone to (202) 239-3702).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Section 12.            Parties.  This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantors and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

Section 13.            GOVERNING LAW AND TIME.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 14.            Effect of Headings.  The Section and Schedule headings herein are for convenience only and shall not affect the construction hereof.

Section 15.            Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 12:35 p.m. (New York City time) on September 22, 2021 or such other time as agreed by the Company and the Representative.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, no par value.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of June 7, 2019 (as amended), by and among the Company, the lenders and other banks named therein and the Administrative Agent (as defined therein).

“Credit Agreement Amendment” means the Sixth Amendment to the Credit Agreement, dated as of the Closing Date, by and among the Company, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

“DTC” means The Depository Trust Company.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Transaction Documents” means this Agreement, the Indenture, the Securities and the Guarantees collectively.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

Section 16.            Permitted Free Writing Documents.  The Company and each Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, and each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantors and the Representative, it will not make, any offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the 1933 Act) (any such document, a “Issuer Free Writing Document”) or that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) which would be required to be filed with the Commission in connection with an offering registered under the 1933 Act, in the case of any Initial Purchasers; provided that the prior written consent of the Company, the Guarantors and the Representative shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Schedule E hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representative.

Section 17.            Absence of Fiduciary Relationship.  The Company and each Guarantor acknowledges and agrees that:

(a)            each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and any Guarantor, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the Company or any Guarantor on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the Company, any Guarantor or any of their respective subsidiaries);

(b)            the offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative;

(c)            they are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)            they are aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)            the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f)            they waive, to the fullest extent permitted by law, any claims they may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Company, the Guarantors or any stockholders, employees or creditors of Company or any Guarantor.

Section 18.            Research Analyst Independence and Other Activities of the Initial Purchasers.  The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Guarantors and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Initial Purchasers’ investment banking divisions.  The Company and the Guarantors also acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement and the Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any such other activities.

Section 19.            Waiver of Jury Trial.  The Company, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 20.            Consent to Jurisdiction.  The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

Section 21.            Counterparts.  This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 22.            Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers with respect to the subject matter hereof.

Section 23.            Recognition of U.S. Special Resolution Regimes.

(a)            For purposes of this Agreement, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) the term “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b)            In the event that any Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)            In the event that any Initial Purchaser is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,

WORLD ACCEPTANCE CORPORATION

By /s/ R. Chad Prashad
Name: R. Chad Prashad
Title: President and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION OF ALABAMA
WORLD ACCEPTANCE CORPORATION OF MISSOURI
WORLD FINANCE COMPANY OF GEORGIA, LLC
WORLD FINANCE CORPORATION OF LOUISIANA
WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.
WORLD FINANCE COMPANY OF SOUTH CAROLINA, LLC
WORLD FINANCE CORPORATION OF TENNESSEE
WFC OF SOUTH CAROLINA, INC.
WFC SERVICES, INC.
WORLD FINANCE CORPORATION OF ILLINOIS
WORLD FINANCE CORPORATION OF NEW MEXICO
WORLD FINANCE COMPANY OF KENTUCKY, LLC
WORLD FINANCE CORPORATION OF COLORADO
WORLD FINANCE CORPORATION OF WISCONSIN
WORLD FINANCE COMPANY OF INDIANA, LLC
WORLD FINANCE COMPANY OF MISSISSIPPI, LLC
WORLD FINANCE COMPANY OF IDAHO, LLC
WORLD FINANCE COMPANY OF UTAH, LLC
WAC OF SOUTH CAROLINA, LLC

By /s/ R. Chad Prashad
Name: R. Chad Prashad
Title: President and Chief Executive Officer

WFC LIMITED PARTNERSHIP

By  WFC of South Carolina, Inc.
as sole general partner

By /s/ R. Chad Prashad
Name: R. Chad Prashad

[Signature Page to Purchase Agreement]

Title: President and Chief Executive Officer

WAC OF OKLAHOMA, LP

By  WAC of South Carolina, LLC
as sole general partner

By /s/ R. Chad Prashad
Name: R. Chad Prashad
Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By /s/ Adam Hyder
Authorized Signatory

For itself and as Representative of the Initial Purchasers named in Schedule A hereto.

[Signature Page to Purchase Agreement]